2Q19 Supplemental Financial Package Thames Street Wharf

Table of Contents 2 Forward Looking Statements 03 Corporate Profile 04 Highlights 05 2019 Outlook & Assumptions 06 Summary Information 07 Net Asset Value Component Data 08 Summary Balance Sheet 09 Summary Income Statement 10 FFO, Normalized FFO & Adjusted FFO 11 Outstanding Debt 12 Debt Information 13 Core Debt to Core EBITDA 14 Capitalization & Financial Ratios 15 Property Portfolio 16 Development & Redevelopment Pipeline 18 Mezzanine Investments 19 Acquisitions & Dispositions 20 Thames Street Wharf 21 Harbor Point Investment 22 Construction Business Summary 23 Same Store NOI by Segment 24 Top 10 Tenants by Annualized Base Rent 25 Office Lease Summary 26 Office Lease Expirations 27 Retail Lease Summary 28 Retail Lease Expirations 29 Appendix – Definitions & Reconciliations 30 Same Store vs Non-Same Store Properties 34 Reconciliation to Property Portfolio NOI 35 Reconciliation to GAAP Net Income 37

3 FORWARD - LOOKING STATEMENTS Armada Hoffler This Supplemental Financial Package should be read in conjunction with the unaudited condensed consolidated financial statements appearing in our press release dated August 1, 2019, which has been furnished as Exhibit 99.1 to our Form 8-K filed on August 1, 2019. The Company makes statements in this Supplemental Financial Package that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance, mezzanine loan program, development pipeline and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations, normalized funds from operations, adjusted funds from operations, and net operating income are forward-looking statements. You can identify forward-looking statements by the use of forward- looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward- looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, estimates, data or methods, which may be incorrect or imprecise, and actual results may vary materially from those anticipated, estimated or projected. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). For further discussion of risk factors and other events that could impact our future results, please refer to the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and the documents subsequently filed by us from time to time with the SEC.

AHH LISTED NYSE

Corporate Profile

4

Armada Hoffler Properties, Inc. (NYSE: AHH) is a vertically-integrated, self-managed real estate investment trust ("REIT") with four decades of experience developing, building, acquiring, and managing high-quality, institutional-grade office, retail, and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. In addition to developing and building properties for its own account, the Company also provides development and general contracting construction services to third-party clients. Founded in 1979 by Daniel A. Hoffler, the Company has elected to be taxed as a REIT for U.S. federal income tax purposes.

BOARD OF DIRECTORS

Daniel A. Hoffler, Executive Chairman of the Board
Louis S. Haddad, Vice Chairman of the Board
James C. Cherry, Lead Independent Director
George F. Allen, Independent Director
James A. Carroll, Independent Director
Eva S. Hardy, Independent Director
A. Russell Kirk, Director
John W. Snow, Independent Director

Corporate Officers

Louis S. Haddad, President and Chief Executive Officer
Michael P. O'Hara, Chief Financial Officer
Eric E. Apperson, President of Construction
Shelly R. Hampton, President of Asset Management

Investor Relations

Michael P. O'Hara, Chief Financial Officer
757-366-6684
mohara@armadahoffler.com

Analyst Coverage

Bank of America Merrill Lynch
James Feldman
(646) 855-5808
james.feldman@baml.com

D. A. Davidson & Co.

Janney, Montgomery, & Scott LLC
Robert Stevenson
(646) 840-3217
robertstevenson@janney.com

B. Riley FBR
Craig Kucera
(540) 277-3366
craigkucera@brileyfbr.com

Raymond James & Associates
Bill Crow
(727) 567-2594
bill.crow@raymondjames.com

Robert W. Baird & Co.
David Rodgers
(216) 737-7341
drodgers@rwbaird.com

Stifel, Nicolaus & Company Inc.
John Guinee
(443) 224-1307
jwguinee@stifel.com

Highlights 5 • Net income attributable to common stockholders and OP Unit holders of $6.0 million, or $0.08 per diluted share, compared to $5.9 million, or $0.09 per diluted share, for the three months ended June 30, 2018. • Funds from operations attributable to common stockholders and OP Unit holders ("FFO") of $19.1 million, or $0.27 per diluted share, compared to $15.1 million, or $0.24 per diluted share, for the three months ended June 30, 2018. See "Non-GAAP Financial Measures." • Normalized funds from operations attributable to common stockholders and OP Unit holders ("Normalized FFO") of $21.1 million, or $0.30 per diluted share, compared to $15.2 million, or $0.24 per diluted share, for the three months ended June 30, 2018. • Raised 2019 full-year Normalized FFO guidance to $1.15 to $1.19 per diluted share up from $1.11 to $1.17 per diluted share. • Core operating property portfolio occupancy at 95.6% as of June 30, 2019 compared to 96.0% as of March 31, 2019. • Same Store Net Operating Income (“NOI”) increased for the 5th consecutive quarter. Same Store NOI increased 6.4% on a GAAP basis and 6.0% on a cash basis compared to the quarter ended June 30, 2018. Same Store NOI increased across all segments; multifamily Same Store NOI increased over 20% on both a GAAP and cash basis primarily due to the performance of the Johns Hopkins Village student housing project. • Exercised our at-cost purchase option to acquire a 79% controlling interest in 1405 Point, the 17-story luxury high-rise apartment building located in the Harbor Point area of the Baltimore waterfront, in exchange for the Company's mezzanine loan investment and the assumption of existing debt. • Completed the acquisitions of Red Mill Commons and Marketplace at Hilltop in Virginia Beach, Virginia for aggregate consideration of $105.0 million, including $63.8 million in Operating Partnership Units. • Completed the acquisition of Thames Street Wharf, a certified LEED Gold, trophy office building located on the waterfront in the Harbor Point development of Baltimore, Maryland, for $101.0 million. • Announced Southern Post, a new 240,000 square foot mixed-use development in historic downtown Roswell, Georgia. The Company will be the majority partner in a joint venture to develop the project and anticipates commencing construction in the first quarter of 2020. Estimated development and construction costs for the project are expected to total approximately $80 million. • Raised $61.3 million of net proceeds before estimated offering expenses through an underwritten public offering of 2.5 million shares of 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock at a public offering price of $25.00 per share. • Raised $7.6 million of gross proceeds through our at-the-market equity offering program at an average price of $16.89 per share during the quarter ended June 30, 2019.

2019 Outlook & Assumptions 6 (1) Includes $4.5M of Annapolis Junction Loan Modification Fee. (2) Net of $5.4M of interest expense associated with funding the Company’s mezzanine program. GUIDANCE ASSUMPTIONS • Sale of Lightfoot Marketplace, a Harris Teeter grocery-anchored shopping center at a 5.8% cap rate for expected proceeds of approximately $28M in the third quarter of 2019. • Interest expense is calculated based on Forward LIBOR Curve, which forecasts rates ending the year at 1.90%. • The opportunistic sale of an additional $10M through the ATM program, for a full year total of $50M, assuming favorable market conditions. • Full-year weighted average share count of 72.0M.

AHH LISTED NYSE

Summary Information

7

$ in thousands, except per share data

	6/30/2019	3/31/2019	Three months ended 12/31/2018	9/30/2018	6/30/2018
OPERATIONAL METRICS					
Net income attributable to AHH and OP Unitholders	$5,992	$6,514	$4,895	$5,669	$5,945
Net income attributable to AHH and OP Unitholders per diluted share	**$0.08**	**$0.10**	**$0.07**	**$0.09**	**$0.09**
Rental properties Net Operating Income (NOI)	24,900	21,056	20,563	18,987	19,341
General contracting and real estate services gross profit	1,321	750	551	977	567
Adjusted EBITDA[1]	28,800	24,038	25,110 [2]	20,124	19,466
Funds From Operations (FFO) attributable to common stockholders and OP unit holders	19,110	16,643	17,089	15,865	15,124
FFO per diluted share attributable to common stockholders and OP unit holders	**$0.27**	**$0.25**	**$0.26**	**$0.24**	**$0.24**
Normalized FFO attributable to common stockholders and OP unit holders	21,100	18,506	20,190	15,650	15,242
Normalized FFO per diluted share attributable to common stockholders and OP unit holders	**$0.30**	**$0.27**	**$0.30**	**$0.24**	**$0.24**
Annualized dividend yield	5.08%	5.39%	5.69%	5.29%	5.37%
CAPITALIZATION					
Common shares outstanding	52,794	52,327	50,014	49,576	48,768
Operating Partnership units outstanding	21,178	16,992	17,110	17,167	17,291
Common shares and OP units outstanding	73,972	69,319	67,124	66,743	66,059
Market price per common share	$16.55	$15.59	$14.06	$15.11	$14.90
Common equity capitalization[3]	$1,224,237	$1,080,683	$943,763	$1,008,487	$984,279
Preferred equity capitalization	63,250	-	-	-	-
Total equity capitalization	$1,287,487	$1,080,683	$943,763	$1,008,487	$984,279
Total debt[4]	956,068	744,123	700,722	660,608	586,821
Total capitalization	2,243,555	1,824,806	1,644,485	1,669,095	1,571,100
Less: cash	(25,961)	(18,959)	(24,051)	(20,648)	(15,418)
Total enterprise value	$2,217,594	$1,805,847	$1,620,434	$1,648,447	$1,555,682
BALANCE SHEET METRICS					
Core debt / enterprise value	29.0%	32.5%	36.7%	34.9%	34.1%
Core debt + preferred equity / enterprise value	31.8%	32.5%	36.7%	34.9%	34.1%
Fixed charge coverage ratio	2.8x	3.3x	3.7x	3.5x	3.5x
Core debt / Annualized core EBITDA	6.3x	6.3x	6.6x	7.1x	6.8x
Core debt + preferred equity / Annualized core EBITDA	6.9x	6.3x	6.6x	7.1x	6.8x
CORE PORTFOLIO OCCUPANCY					
Office[5]	94.6%	94.9%	93.3%	93.8%	93.7%
Retail[5]	96.6%	96.1%	96.2%	96.6%	96.7%
Multifamily[6]	94.7% [7]	97.2%	97.3%	97.1%	89.2% [7]
Weighted Average[8]	95.6%	96.0%	95.8%	96.1%	94.8%

(1) See definition on page 32.
(2) Includes gain on non-operating real estate of $3.4M and approximately $688K of severance for the three months ended 12/31/18.
(3) Includes common shares and OP units.
(4) Excludes GAAP adjustments.
(5) Office and retail occupancy based on leased square feet as a % of respective total.
(6) Multifamily occupancy based on occupied units as a % of respective total.
(7) Includes impact of seasonality, attributed to the reduced summer occupancy at the JHU student housing property.
(8) Total occupancy weighted by annualized base rent.

AHH LISTED NYSE

Net Asset Value Component Data

8

In thousands

Stabilized Portfolio NOI (Cash)[1]	Three months ended 6/30/2019	Annualized 6/30/2019
Stabilized Virginia Beach (VB) Town Center[1]		
Office[2]	$3,332	$13,328
Retail[2]	2,195	8,780
Multifamily	1,976	7,904
Total Stabilized VB Town Center NOI	$7,503	$30,012
Stabilized Portfolio (Excludes VB Town Center)[1]		
Office[2]	$591	$2,364
Retail	11,543	46,172
Multifamily	3,172	12,688
Total Stabilized Portfolio (Excludes VB Town Center)	$15,306	$61,224
Combined Stabilized Portfolio NOI	$22,809	$91,236
Run Rate Adjustments[1]		
Signed Leases Not Yet Occupied or In Free Rent Period	$1,161	$4,644
Net Acquisitions/Dispositions Completed Intra-Quarter	3,241	12,964
Total Run Rate Adjustments	$4,402	$17,607
Total	$27,211	$108,843

Non-Stabilized Portfolio and Development Pipeline (Cost Basis)[3] See page 18 for a list of properties	As of 6/30/2019
Income Producing Properties	$103,000
Construction In Process	149,000
Other Assets	3,000
Total Non-Stabilized Development Portfolio	255,000
Redevelopment in Process	6,600
Total Non-Stabilized Redevelopment and Development Portfolio	$261,600

Third-Party General Contracting and Real Estate Services	Trailing 12 Months
General Contracting Gross Profit[4]	$7,015

Non-Property Assets[5]	As of 6/30/2019
Cash and Cash Equivalents	$23,109
Restricted cash	2,852
Accounts Receivable	20,713
Notes Receivable, Including Mezzanine Investments[6]	143,505
Construction receivables, including retentions	13,696
Other Assets	106,210
Land Held for Development (Book Value)	2,752
Total Non-Property Assets	$312,837

Liabilities[5]	As of 6/30/2019
Mortgages and Notes Payable[6]	$956,068
Accounts Payable and Accrued Liabilities	15,983
Construction Payables, Including Retentions	37,798
Other Liabilities	61,297
Total Liabilities	$1,071,146

Preferred Equity	Liquidation Value
Series A Cumulative Redeemable Perpetual Preferred Stock	$63,250

Common Equity	As of 6/30/2019
Total common shares outstanding	52,794
Total OP units outstanding	21,178
Total Common Shares & OP Units Outstanding	73,972

(1) NOI from non-stabilized portfolio and development pipeline excluded from stabilized portfolio.
(2) Includes leases for space occupied by Armada Hoffler which are eliminated for GAAP purposes.
(3) NOI not included in Stabilized Portfolio.
(4) Includes $3.4 million from the sale of a distribution center.
(5) Lease right of use assets and lease liabilities excluded.
(6) Excludes GAAP adjustments.

Summary Balance Sheet 9 $ in thousands As of 6/30/2019 12/31/2018 Assets (Unaudited) Real estate investments: Income producing property $1,407,224 $1,037,917 Held for development 2,752 2,994 Construction in progress 156,695 135,675 Accumulated depreciation (205,650) (188,775) Net real estate investments 1,361,021 987,811 Real estate investments held for sale - 929 Cash and cash equivalents 23,109 21,254 Restricted cash 2,852 2,797 Accounts receivable, net 20,713 19,016 Notes receivable 144,743 138,683 Construction receivables, including retentions 13,696 16,154 Costs and estimated earnings in excess of billings 461 1,358 Equity method investments - 22,203 Operating lease right-of-use assets 33,268 - Finance lease right-of-use assets 24,415 - Other assets 105,749 55,177 Total Assets $1,730,027 $1,265,382 Liabilities and Equity Indebtedness, net $949,345 $694,239 Accounts payable and accrued liabilities 15,983 15,217 Construction payables, including retentions 37,798 50,796 Billings in excess of costs and estimated earnings 1,789 3,037 Operating lease liabilities 41,300 - Finance lease liabilities 17,862 - Other liabilities 59,508 46,203 Total Liabilities 1,123,585 809,492 Total Equity 606,442 455,890 Total Liabilities and Equity $1,730,027 $1,265,382

Summary Income Statement 10 In thousands, except per share data Three months ended Six months ended 6/30/2019 6/30/2018 6/30/2019 6/30/2018 Revenues (Unaudited) Rental revenues $36,378 $28,598 $67,287 $57,297 General contracting and real estate services revenues 21,444 20,654 38,480 43,704 Total Revenues 57,822 49,252 105,767 101,001 Expenses Rental expenses 8,027 6,522 14,752 12,946 Real estate taxes 3,451 2,735 6,579 5,548 General contracting and real estate services expenses 20,123 20,087 36,409 42,501 Depreciation and amortization 13,478 9,179 23,382 18,457 General and administrative expenses 2,951 2,764 6,352 5,725 Acquisition, development & other pursuit costs 57 9 457 93 Impairment charges - 98 - 98 Total Expenses 48,087 41,394 87,931 85,368 Operating Income 9,735 7,858 17,836 15,633 Interest income 5,593 2,375 10,912 4,607 Interest expense (7,603) (4,497) (13,489) (8,870) Equity in income of unconsolidated real estate entities - - 273 - Change in fair value of interest rate derivatives (1,933) (11) (3,396) 958 Other income 4 54 64 168 Income before taxes 5,796 5,779 12,200 12,496 Income tax benefit 30 166 140 432 Net Income $5,826 $5,945 $12,340 $12,928 Net loss attributable to noncontrolling interest in investment entities 320 - 320 - Preferred stock dividends (154) - (154) - Net income attributable to AHH and OP Unitholders $5,992 $5,945 $12,506 $12,928 Net income per diluted share and unit attributable to AHH and OP Unitholders $0.08 $0.09 $0.18 $0.21

AHH LISTED NYSE

FFO, Normalized FFO & AFFO[1]

11

$ in thousands, except per share data

	Three months ended (Unaudited)				
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Funds From Operations					
Net income attributable to AHH and OP Unitholders	**$5,992**	**$6,514**	**$4,895**	**$5,669**	**$5,945**
Earnings per diluted share	$0.08	$0.10	$0.07	$0.09	$0.09
Depreciation and amortization[2]	13,118	10,129	11,525	10,196	9,179
Gains on dispositions of operating real estate[3]	-	-	(833)	-	-
Impairment of real estate assets[4]	-	-	1,502	-	-
FFO	**$19,110**	**$16,643**	**$17,089**	**$15,865**	**$15,124**
FFO per diluted share	$0.27	$0.25	$0.26	$0.24	$0.24
Normalized FFO					
Acquisition, development & other pursuit costs	57	400	190	69	9
Loss on extinguishment of debt	-	-	-	11	-
Impairment of intangible assets and liabilities	-	-	16	3	98
Severance related costs	-	-	688	-	-
Change in fair value of interest rate derivatives	1,933	1,463	2,207	(298)	11
Normalized FFO	**$21,100**	**$18,506**	**$20,190**	**$15,650**	**$15,242**
Normalized FFO per diluted share	$0.30	$0.27	$0.30	$0.24	$0.24
Adjusted FFO					
Non-cash stock compensation	327	689	55	252	271
Acquisition, development & other pursuit costs	(57)	(400)	(190)	(69)	(9)
Tenant improvements, leasing commissions, lease incentives[5]	(841)	(809)	(2,447)	(899)	(1,102)
Property related capital expenditures	(1,983)	(1,494)	(2,961)	(884)	(1,098)
Adjustment for Annapolis Junction loan modification fee	(1,238)	(1,118)	4,489	-	-
Non-cash interest expense	397	304	289	270	231
GAAP Adjustments	(1,337)	(850)	(944)	(752)	(461)
AFFO	**$16,368**	**$14,828**	**$18,481**	**$13,568**	**$13,074**
AFFO per diluted share	$0.23	$0.22	$0.28	$0.20	$0.21
Weighted Average Common Shares Outstanding	52,451	50,926	49,726	49,194	45,928
Weighted Average Operating Partnership ("OP") Units Outstanding	18,781	16,993	17,110	17,168	17,286
Total Weighted Average Common Shares and OP Units Outstanding	71,232	67,919	66,836	66,362	63,214

(1) See definitions on pages 31-32.
(2) Adjusted for the depreciation attributable to noncontrolling interests in consolidated investments and unconsolidated entities.
(3) Excludes gain on non-operating real estate of $3.4M for the three months ended 12/31/18.
(4) Impairment of Waynesboro Commons, which was disposed on 4/1/19.
(5) Excludes development, redevelopment, and first generation space.

Outstanding Debt 12 $ in thousands Debt Maturities & Principal Payments Effective Rate as Outstanding as of Debt Stated Rate of 6/30/2019 Maturity Date 2019 2020 2021 2022 2023 Thereafter 6/30/2019 Secured Notes Payable - Core Debt 1405 Point L+2.75% 5.15% May-2020 $64,902 $64,902 Southgate Square L+1.60% 4.00% Apr-2021 440 880 19,682 21,002 Encore Apartments 3.25% 3.25% Sep-2021 124 504 24,338 24,966 4525 Main Street 3.25% 3.25% Sep-2021 158 646 31,230 32,034 Red Mill West 4.23% 4.23% Jun-2022 216 445 465 10,386 11,512 Thames Street Wharf L+1.30% 3.70% Jun-2022 70,000 70,000 Hanbury Village 3.78% 3.78% Aug-2022 253 522 544 17,449 18,768 Marketplace at Hilltop 4.42% 4.42% Oct-2022 192 397 414 9,706 10,709 Socastee Commons 4.57% 4.57% Jan-2023 53 109 115 120 4,222 4,619 Sandbridge Commons L+1.75% 4.15% Jan-2023 119 247 257 268 7,248 8,139 249 Central Park Retail L+1.60% 3.85% (1) Aug-2023 111 230 245 260 16,093 16,939 South Retail L+1.60% 3.85% (1) Aug-2023 49 101 107 114 7,066 7,437 Fountain Plaza Retail L+1.60% 3.85% (1) Aug-2023 68 139 147 156 9,684 10,194 Lightfoot Marketplace L+1.75% 4.77% (2) Oct-2023 17,900 17,900 Red Mill Central 4.80% 4.80% Jun-2024 87 175 175 175 175 1,838 2,625 One City Center L+1.85% 4.25% Apr-2024 254 574 628 659 691 22,734 25,540 Red Mill South 3.57% 3.57% May-2025 148 304 315 327 338 4,853 6,285 Johns Hopkins Village L+1.25% 4.19% (1) Aug-2025 456 941 988 1,031 1,075 47,765 52,256 North Point Center Note 2 7.25% 7.25% Sep-2025 62 130 140 151 162 1,642 2,287 Lexington Square 4.50% 4.50% Sep-2028 124 256 268 280 293 13,599 14,820 Red Mill North 4.73% 4.73% Dec-2028 48 100 105 110 116 3,964 4,443 Smith's Landing 4.05% 4.05% Jun-2035 415 856 891 928 966 14,527 18,583 Liberty Apartments 5.66% 5.66% Nov-2043 138 288 304 332 341 12,900 14,303 The Cosmopolitan 3.35% 3.35% Jul-2051 386 792 819 847 876 40,368 44,088 Total - Secured Core Debt $3,901 $73,538 $82,177 $113,299 $67,246 $164,190 $504,351 Secured Notes Payable - Development Pipeline Greenside Apartments L+2.95% 5.35% Feb-2020 $28,154 $28,154 Premier L+2.75% 5.15% Jun-2020 21,830 21,830 Summit Place L+3.24% 5.64% Jan-2021 24,035 24,035 Hoffler Place L+3.24% 5.64% Jan-2021 22,818 22,818 Wills Wharf L+2.25% 4.65% Jun-2023 - Market at Mill Creek L+1.55% 3.95% Jul-2025 136 338 353 368 383 12,700 14,278 Brooks Crossing Office L+1.60% 4.00% Jul-2025 134 341 360 381 12,386 13,602 Total - Development Pipeline 136 50,456 47,547 728 764 25,086 124,717 Total Secured Notes Payable $4,037 $123,994 $129,724 $114,027 $68,010 $189,276 $629,068 Unsecured Core Debt Senior unsecured line of credit L+1.40% - 2.00% 3.95% Oct-2021 122,000 122,000 Senior unsecured term loan L+1.35% - 1.95% 3.90% Oct-2022 55,000 55,000 Senior unsecured term loan L+1.35% - 1.95% 3.50% - 4.28% (1) Oct-2022 150,000 150,000 Total - Unsecured Core Debt - - 122,000 205,000 - - 327,000 Total Notes Payable excluding GAAP Adjustments $4,037 $123,994 $251,724 $319,027 $68,010 $189,276 $956,068 GAAP Adjustments (6,723) Total Notes Payable $949,345 (1) Includes debt subject to interest rate swap locks. (2) Includes $10.5 million of debt subject to interest rate swap locks.

Debt Information 13 $ in thousands Debt Maturities $350,000 6.0% $300,000 5.1% 5.0% $250,000 4.1% 4.2% 4.1% 4.0% 3.9% $200,000 3.0% $150,000 2.0% $100,000 1.0% $50,000 $0 0.0% 2019 2020 2021 2022 2023 Thereafter Fixed-Rate Debt Variable-Rate Debt Weighted Average Interest Rate(1) Total Debt Composition Interest Rate Cap Agreements Weighted Average Notional % of Debt Interest Rate Maturity Effective Date Maturity Date Strike Rate Amount Secured vs. Unsecured Debt June 2017 JulyCheck 2019 1.50% $50,000 Unsecured Debt 34.2% 3.9% 3.0 Yrs September 2017 October 2019 1.50% 50,000 Secured Debt 65.8% 4.3% 6.1 Yrs November 2017 December 2019 1.50% 50,000 Variable vs. Fixed-rate Debt March 2018 April 2020 2.25% 50,000 (2) Variable-rate Debt 52.2% 4.4% 2.4 Yrs July 2018 August 2020 2.50% 50,000 Fixed-rate Debt(1)(3) 47.8% 3.9% 7.9 Yrs December 2018 January 2021 2.75% 50,000 Fixed-rate and Hedged Debt(1)(3) 89.7% May 2019 June 2022 2.50% 100,000 Total 4.2% 5.0 Yrs Total Interest Rate Caps $400,000 Fixed-rate Debt(2)(3) 457,368 (1) Includes debt subject to interest rate swap locks. Fixed-rate and Hedged Debt $857,368 (2) Excludes debt subject to interest rate swap locks. % of Total Debt(3) 89.7% (3) Excludes GAAP adjustments.

AHH LISTED NYSE

Core Debt to Core EBITDA[1]

14

$ in thousands

	Three months ended				
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Net income available to be allocated to AHH and OP Unitholders	$5,992	$6,514	$4,895	$5,669	$5,945
Excluding:					
Change in fair value of interest rate derivatives	1,933	1,463	2,207	(298)	11
Depreciation and amortization[2]	13,118	10,129	11,525	10,196	9,179
(Gain) Loss on operating real estate dispositions	-	-	(833)	-	-
Impairment of real estate assets	-	-	1,502	-	-
Income tax provision (benefit)	(30)	(110)	523	(120)	(166)
Interest expense[2]	7,460	6,042	5,692	4,677	4,497
Loss on extinguishment of debt	-	-	-	11	-
Non-cash stock compensation	327	689	55	252	271
Adjusted EBITDA	$28,800	$24,727	$25,566 [3]	$20,387	$19,737
Other adjustments:					
Development pipeline[2]	(1,182)	(1,362)	(1,129)	(94)	(106)
(Less) Net Acquisitions/Dispositions Completed Intra-Quarter	(1,978)	-	-	-	-
Core EBITDA	$25,640	$23,365	$24,437	$20,293	$19,631
Total Debt[4]	$956,068	$744,123	$719,179	$660,608	$586,821
Adjustments to debt:					
(Less) Development pipeline[4]	(117,440)	(138,501)	(100,268)	(64,365)	(40,232)
(Less) Net Acquisitions/Dispositions Completed Intra-Quarter[5]	(170,476)	-	-	-	-
(Less) Cash & restricted cash	(25,961)	(18,959)	(24,051)	(20,648)	(15,418)
Core Debt	$642,191	$586,663	$594,860	$575,595	$531,171
Core Debt/Annualized Core EBITDA	**6.3x**	**6.3x**	**6.6x**	**7.1x**	**6.8x**

(1) See definitions on page 32.
(2) Adjusted for the depreciation and interest expense attributable to noncontrolling interests in consolidated investments and unconsolidated entities.
(3) Includes gain on non-operating real estate of $3.4M and approximately $688K of severance for the three months ended 12/31/18. These amounts are not annualized in the Core Debt/Annualized Core EBITDA calculation.
(4) Excludes GAAP Adjustments.
(5) Properties include Thames Street (closed on 6/26/19), Marketplace at Hilltop (closed on 5/23/19), Red Mill Commons (closed on 5/23/19), and 1405 Point (closed on 4/24/19).

Capitalization & Financial Ratios 15 $ in thousands As of June 30, 2019 3% 5% Debt % of Total Principal Balance 16% 9% Debt Unsecured credit facility 13% $122,000 43% Unsecured term loans 21% 205,000 Mortgages payable 66% 629,068 Total debt $956,068 28% Equity 57% Liquidation Value 39% Preferred Equity Shares Per Share Total Liquidation Value 6.75% Series A Cumulative Redeemable 2,530 $25.00 $63,250 Perpetual Preferred Stock (NYSE: AHHPrA) Common Equity % of Total Shares/Units Stock Price Market Value Common stock (NYSE: AHH) 71% 52,794 $16.55 $873,741 Common units 29% 21,178 $16.55 350,496 Unsecured Credit Facility Unsecured Term Loans Mortgages Payable Equity market capitalization 73,972 $1,224,237 Total capitalization $2,243,555 Common Stock Preferred Equity Financial Ratios Unencumbered Properties Debt Service Coverage Ratio(1) 3.2x % of Total Properties 59% Fixed Charge Coverage Ratio(2) 2.8x % of Annualized Base Rent 41% Net Debt to Adjusted EBITDA 8.3x Core Debt to Core EBITDA 6.3x Liquidity Core Debt + Preferred Equity to Core EBITDA 6.9x Cash on hand $25,961 Debt/Market capitalization 43% Availability under credit facility 27,694 Availability under construction loan 104,343 $157,998 (1) Reflects quarterly Adjusted EBITDA divided by total quarterly interest expense and required principal repayment. (2) Reflects quarterly Adjusted EBITDA divided by total quarterly interest expense. required principal repayment and preferred equity dividends.

AHH
LISTED
NYSE

Property Portfolio

16

As of June 30, 2019

Property	Anchor Tenant(s)	Location	Town Center	Unencumbered ABR	Year Built	Core Properties	Development/ Redevelopment Properties	Total	Core Occupancy[2]	Development/ Redevelopment Leased[2]	ABR[3]	ABR per Leased SF[3]
Retail Properties												
249 Central Park Retail[4]	Cheesecake Factory, Brooks Brothers, Gordon Biersch	Virginia Beach, VA	✓	-	2004	92,710	-	92,710	97.9%	-	$2,615,411	$28.82
Alexander Pointe	Harris Teeter	Salisbury, NC		100%	1997	57,710	-	57,710	95.1%	-	636,621	11.59
Bermuda Crossroads[6]	Food Lion, OfficeMax	Chester, VA		100%	2001	122,566	-	122,566	98.4%	-	1,718,670	14.26
Broad Creek Shopping Center[6][9]	Food Lion, PetSmart	Norfolk, VA		100%	1997/2001	121,504	-	121,504	95.5%	-	2,055,229	17.71
Broadmoor Plaza	Kroger	South Bend, IN		100%	1980	115,059	-	115,059	97.5%	-	1,382,022	12.31
Brooks Crossing Retail	Various Small Shops	Newport News, VA		100%	2016	-	18,349	18,349	-	66.3%	169,380	13.92
Columbus Village[6]	Barnes & Noble, Shake Shack	Virginia Beach, VA	✓	100%	1980/2013	-	62,362	62,362	-	83.6%	1,544,613	29.63
Columbus Village II	Regal Cinemas, BB&B	Virginia Beach, VA	✓	100%	1995/1996	92,061	-	92,061	96.7%	-	1,595,334	17.92
Commerce Street Retail[5]	Yard House	Virginia Beach, VA	✓	100%	2008	19,173	-	19,173	100.0%	-	869,292	45.34
Courthouse 7-Eleven	7-Eleven	Virginia Beach, VA		100%	2011	3,177	-	3,177	100.0%	-	139,311	43.85
Dick's at Town Center	Dick's Sporting Goods, USI	Virginia Beach, VA	✓	100%	2002	103,335	-	103,335	100.0%	-	1,261,503	12.21
Dimmock Square	Best Buy, Old Navy	Colonial Heights, VA		100%	1998	106,166	-	106,166	97.2%	-	1,774,212	17.20
Fountain Plaza Retail	Ruth's Chris, Ann Taylor	Virginia Beach, VA	✓	-	2004	35,961	-	35,961	100.0%	-	1,036,401	28.82
Gainsborough Square	Food Lion	Chesapeake, VA		100%	1999	88,862	-	88,862	91.1%	-	1,240,660	15.32
Greentree Shopping Center	Various Small Shops	Chesapeake, VA		100%	2014	15,719	-	15,719	83.7%	-	269,209	20.46
Hanbury Village[6]	Harris Teeter, Walgreens	Chesapeake, VA		32%	2006/2009	116,635	-	116,635	98.6%	-	2,508,753	21.81
Harper Hill Commons[6]	Harris Teeter	Winston-Salem, NC		100%	2004	96,914	-	96,914	86.9%	-	958,658	11.38
Harrisonburg Regal	Regal Cinemas	Harrisonburg, VA		100%	1999	49,000	-	49,000	100.0%	-	683,550	13.95
Indian Lakes Crossing[6]	Harris Teeter	Virginia Beach, VA		100%	2008	64,973	-	64,973	95.0%	-	843,073	13.66
Lexington Square	Lowes Foods	Lexington, SC		-	2017	85,531	-	85,531	93.3%	-	1,698,782	21.29
Lightfoot Marketplace[6]	Harris Teeter, CHKD	Williamsburg, VA		-	2016	124,715	-	124,715	85.6%	-	1,833,003	17.16
Market at Mill Creek	Lowes Foods	Mt. Pleasant, SC		-	2018	-	72,553	72,553	-	94.3%	1,637,522	23.94
Marketplace at Hilltop[6][9]	Total Wine, Panera	Virginia Beach, VA		-	2000-2001	117,753	-	117,753	100.0%	-	2,675,711	22.72
North Hampton Market	PetSmart, Hobby Lobby	Taylors, SC		100%	2004	114,935	-	114,935	100.0%	-	1,477,315	12.85
North Point Center[6]	Harris Teeter, Home Depot, Costco	Durham, NC		88%	1998/2009	494,746	-	494,746	100.0%	-	3,829,020	7.74
Oakland Marketplace[6]	Kroger	Oakland, TN		100%	2004	64,538	-	64,538	100.0%	-	475,448	7.37
Parkway Centre	Publix	Moultrie, GA		100%	2017	61,200	-	61,200	98.0%	-	812,760	13.55
Parkway Marketplace	Rite Aid	Virginia Beach, VA		100%	1998	37,804	-	37,804	94.4%	-	720,178	20.17
Patterson Place	BB&B, PetSmart, DSW, AC Moore	Durham, NC		100%	2004	160,942	-	160,942	96.1%	-	2,449,678	15.84
Perry Hall Marketplace	Safeway	Perry Hall, MD		100%	2001	74,256	-	74,256	100.0%	-	1,263,806	17.02
Premier Retail	Williams Sonoma, Pottery Barn	Virginia Beach, VA	✓	-	2018	-	38,798	38,798	-	75.4%	957,730	32.76
Providence Plaza	Cranfill, Sumner & Hartzog, Chipotle	Charlotte, NC		100%	2007/2008	103,118	-	103,118	98.8%	-	2,778,247	27.28
Red Mill Commons[6]	Homegoods, Walgreens	Virginia Beach, VA		8%	2000-2005	371,112	-	371,112	98.8%	-	6,513,649	17.77
Renaissance Square	Harris Teeter	Davidson, NC		100%	2008	80,467	-	80,467	88.0%	-	1,225,345	17.30
Sandbridge Commons[6]	Harris Teeter	Virginia Beach, VA		-	2015	77,993	-	77,993	100.0%	-	1,072,546	13.75
Socastee Commons	Bi-Lo	Myrtle Beach, SC		-	2000/2014	57,273	-	57,273	96.7%	-	631,327	11.40
Southgate Square	Burlington, PetSmart, Michaels	Colonial Heights, VA		-	1991/2016	220,131	-	220,131	89.7%	-	2,711,680	13.74
South Retail	lululemon, free people, CPK	Virginia Beach, VA	✓	-	2002	38,515	-	38,515	100.0%	-	977,399	25.38
South Square[6]	Ross, Petco, Office Depot	Durham, NC		100%	1977/2005	109,590	-	109,590	95.3%	-	1,794,385	17.17
Southshore Shops	Buffalo Wild Wings	Chesterfield, VA		100%	2006	40,333	-	40,333	88.8%	-	737,161	20.59
Stone House Square[6]	Weis Markets	Hagerstown, MD		100%	2008	112,274	-	112,274	93.1%	-	1,767,874	16.92
Studio 56 Retail	McCormick & Schmick's	Virginia Beach, VA	✓	100%	2007	11,594	-	11,594	100.0%	-	472,156	40.72
Tyre Neck Harris Teeter[9]	Harris Teeter	Portsmouth, VA		100%	2011	48,859	-	48,859	100.0%	-	533,285	10.91
Wendover Village	BB&B, T.J. Maxx, Petco	Greensboro, NC		100%	2004	176,939	-	176,939	99.3%	-	3,470,355	19.75
Total / Weighted Avg Retail Portfolio				**62%**		**4,086,143**	**192,062**	**4,278,205**	**96.6%**		**$67,818,264**	**$16.51**

AHH
LISTED
NYSE

Property Portfolio Cont.

17

As of June 30, 2019

Office Properties	Anchor Tenant	Location	Town Center	Unencumbered ABR	Year Built	Core Properties	Development Properties	Total	Core Occupancy[2]	Development Leased[2]	ABR[3]	ABR per Leased SF[3]
4525 Main Street	Clark Nexsen, Anthropologie, Mythics	Virginia Beach, VA	✓	-	2014	234,938	-	234,938	98.1%	-	$6,615,084	$28.69
Armada Hoffler Tower[4][5]	AHH, Troutman Sanders, Williams Mullen	Virginia Beach, VA	✓	100%	2002	324,473	-	324,473	91.5%	-	8,680,395	29.24
Brooks Crossing Office	Huntington Ingalls Industries	Newport News, VA		-	2019	-	98,061	98,061	-	100.0%	1,814,129	18.50
One Columbus[5]	BB&T, HBA	Virginia Beach, VA	✓	100%	1984	128,876	-	128,876	92.2%	-	2,988,491	25.14
One City Center	Duke University, WeWork	Durham, NC		-	2019	153,666	-	153,666	84.7%	-	4,142,424	31.82
Thames Street Wharf[4]	Morgan Stanley, JHU Medical	Baltimore, MD		-	2010	263,426	-	263,426	100.0%	-	7,128,202	27.06
Two Columbus	Hazen and Sawyer	Virginia Beach, VA	✓	100%	2009	108,459	-	108,459	100.0%	-	2,906,020	26.79
Total / Weighted Average Office Portfolio				**43%**		**1,213,838**	**98,061**	**1,311,899**	**94.6%**		**$34,274,745**	**$27.50**

Multifamily	Location	Town Center	Unencumbered ABR	Year Built	Units: Core Properties	Units: Development/ Redevelopment Properties	Units: Total	Core Occupancy[2]	Development/ Redevelopment Occupancy[2]	ABR[7]	Monthly Rent per Occupied Unit
1405 Point[8][9]	Baltimore, MD		-	2018	289	-	289	95.8%	-	$7,172,189	$2,157.70
Encore Apartments	Virginia Beach, VA	✓	-	2014	286	-	286	97.6%	-	4,398,852	1,313.87
Greenside Apartments	Charlotte, NC		-	2018	-	225	225	-	80.4%	3,463,104	1,594.43
Johns Hopkins Village[8][9][10]	Baltimore, MD		-	2016	157	-	157	84.0%	-	6,561,132	1,146.25
Liberty Apartments[8][10]	Newport News, VA		-	2013	197	-	197	93.1%	-	2,343,868	1,064.97
Premier Apartments	Virginia Beach, VA	✓	-	2018	131	-	131	99.2%	-	2,234,256	1,432.22
Smith's Landing[9]	Blacksburg, VA		-	2009	284	-	284	95.4%	-	3,933,962	1,209.71
The Cosmopolitan[8]	Virginia Beach, VA	✓	-	2006	-	342	342	-	93.0% [11]	5,323,099	1,601.41
Total / Weighted Avg Multifamily Portfolio			-		**1,344**	**567**	**1,911**	**94.7%**		**$35,430,462**	**$1,477.76**

(1) The net rentable square footage for each of our retail & office properties is the sum of (a) the square footage of existing leases, plus (b) for available space, management's estimate of net rentable square footage based, in part, on past leases. The net rentable square footage included in office leases is generally consistent with the Building Owners and Managers Association, or BOMA, 1996 measurement guidelines.

(2) Occupancy for each of our retail & office properties is calculated as (a) square footage under executed leases as of June 30, 2019, divided by (b) net rentable square feet, expressed as a percentage. Occupancy for our multifamily properties is calculated as (a) total units occupied as of June 30, 2019, divided by (b) total units available, as of such date expressed as a percentage.

(3) For the properties in our office and retail portfolios, annualized base rent, or ABR, is calculated by multiplying (a) monthly base rent (defined as cash base rent, before contractual tenant concessions and abatements, and excluding tenant reimbursements for expenses paid by us) as of June 30, 2019 for in-place leases as of such date by (b) 12, and does not give effect to periodic contractual rent increases or contingent rental revenue (e.g., percentage rent based on tenant sales thresholds). ABR per leased square foot is calculated by dividing (a) ABR by (b) square footage under in-place leases as of June 30, 2019. In the case of triple net or modified gross leases, our calculation of ABR does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(4) As of June 30, 2019, the Company occupied 50,583 square feet at these three properties at an ABR of $1.6M, or $30.82 per leased square foot, which amounts are reflected in this table. The rent paid by us is eliminated in accordance with GAAP in the consolidated financial statements.

(5) Includes ABR pursuant to a rooftop lease.

(6) Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the table to the right:

Properties with Tenants Subject to Ground Lease	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	ABR
Bermuda Crossroads	2	11,000	$179,685
Broad Creek Shopping Center	6	23,825	639,988
Columbus Village	1	3,403	200,000
Hanbury Village	2	55,586	1,082,118
Harper Hill Commons	1	41,520	373,680
Indian Lakes	1	50,311	592,385
Lightfoot Marketplace	3	60,442	660,375
Marketplace at Hilltop	2	5,011	178,843
North Point Center	4	280,556	1,146,700
Oakland Marketplace	1	45,000	186,347
Red Mill Commons	8	33,961	773,639
Sandbridge Commons	3	61,864	738,500
South Square	1	1,778	60,000
Stone House Square	1	3,650	181,500
Tyre Neck Harris Teeter	1	48,859	533,285
Total / Weighted Avg	**37**	**726,766**	**$7,527,045**

(7) For the properties in our multifamily portfolio, ABR is calculated by multiplying (a) base rental payments for the month ended June 30, 2019 by (b) 12.

(8) The ABR for Liberty, Cosmopolitan, Johns Hopkins Village, and 1405 Point excludes $293K, $878K, $1.1M, and $259K from ground floor retail leases, respectively.

(9) The Company leases all of a portion of the land underlying this property pursuant to a ground lease.

(10) Monthly rent per occupied unit is calculated by dividing total base rental payments for the month ended June 30, 2019 by the number of occupied beds.

(11) Excludes 44 units offline for redevelopment for occupancy.

AHH LISTED NYSE

Development and Redevelopment Pipeline

18

$ in thousands

Projects	Property Type	Estimated[1]	% Leased or LOI	Schedule[1] Construction Start	Initial Occupancy	Stabilized Operation[2]	Estimated Cost[1]	Loan Commitment	Cost to Date	AHH Ownership %	Anchor Tenants
Under Development											
Hoffler Place (King Street) Charleston, SC	Multifamily	74 units	86%	3Q17	3Q19	4Q19	$48,000	$31,750	$45,000	93%	NA
Summit Place (Meeting Street) Charleston, SC	Multifamily	114 units	-	3Q17	3Q20	4Q20	55,000	34,750	47,000	90%	NA
Wills Wharf Baltimore, MD	Office	325,000 sf	68%	3Q18	1Q20	3Q20	120,000	76,000	53,000	100%	WeWork, Canopy by Hilton
						Total Projects Under Development	223,000	142,500	145,000		
Delivered Not Stabilized											
Brooks Crossing - Office Newport News, VA	Office	100,000 sf	100%	1Q18	2Q19	3Q19	$20,000	$15,625	$20,000	100%	Huntington Ingalls Industries
Brooks Crossing - Retail Newport News, VA	Retail	18,000 sf	66%	3Q15	3Q16	2Q20	3,000	-	3,000	65%[3]	Misc. small shops
Greenside (Harding Place) Charlotte, NC	Multifamily	225 Units	92%	3Q16	3Q18	3Q19	51,000	29,750	51,000	80%[3]	NA
Market at Mill Creek Mt. Pleasant, SC	Retail	73,000 sf	93%	1Q18	1Q19	3Q19	23,000	16,185	23,000	70%[3]	Lowes Foods
Premier Retail (Town Center Phase VI) Virginia Beach, VA	Retail	39,000 sf	75%	4Q16	3Q18	3Q20	15,000	8,334	13,000	100%	Williams-Sonoma, Pottery Barn
						Total Projects Delivered Not Stabilized	112,000	69,894	110,000		
						Total	$335,000	$212,394	$255,000		

Redevelopment	Property Type	Units Out of Service	% Leased	Construction Start	Anticipated Completion	Same-Store Sales	Estimated Cost[1]	Loan Commitment	Cost to Date	Anchor Tenants
The Cosmopolitan Virginia Beach, VA	Multifamily	44 units	93%	1Q18	4Q20	4Q21	$10,000	NA	$3,100	NA
Columbus Village I Virginia Beach, VA	Retail	28,264 sf	85%	2Q19	4Q20	4Q21	8,753	NA	3,500	Shake Shack, Barnes and Noble
						Total	$18,753		$6,600	






Lowes

	Q2 2019	YTD
Capitalized Interest	$1,462	$3,011
Capitalized Overhead	$841	$1,505

(1) Represents estimates that may change as the development process proceeds.
(2) First fully-stabilized quarter. See same store definition on page 33.
(3) AHH earns a preferred return on equity prior to any distributions to JV Partners.

Mezzanine Investments 19 $ in thousands Schedule(1) Principal Property % Leased Initial Mezzanine Mezzanine Mezzanine Option to Type Estimated(1) or LOI Occupancy Loan Maturity Interest Rate Financing Interest QTD Interest YTD Purchase Investments with Discounted Purchase Options Nexton Square-Phase I Retail 118,000 80% 2Q19 4Q20 15% $14,000 $524 $1,033 $42,000 Summerville, SC Short Term Investments The Residences at Annapolis Junction Multifamily 416 units 89% 3Q17 4Q19 10% 38,000 935 1,840 - Annapolis Junction, MD $5M Annapolis Junction Loan Modification Fee - 1,238 2,356 - North Decatur Square (Whole Foods) Retail 86,000 sf 100% 4Q18 2Q22 15% 20,000 693 1,331 - Decatur, GA- Loan was paid off on 7/22/19 Delray Plaza (Whole Foods) Retail 83,000 sf 94% 3Q19 4Q20 15% 12,000 414 724 - Delray Beach, FL Solis Apartments at Interlock Multifamily 345 units NA 3Q20 3Q22 13% 17,000 508 972 - Atlanta, GA The Interlock Mixed-use 300,000 sf 64% 3Q20 3Q22 15% 38,000 1,086 1,830 - Atlanta, GA Total(2) $139,000 $5,398 $10,086 Mezzanine Interest Expense (1,444) (2,765) Net Mezzanine Interest Income $3,954 $7,321 (1) Represents estimates that may change as the development process proceeds. (2) Excludes GAAP adjustments.

AHH
LISTED
NYSE

Acquisitions & Dispositions

20

$ in thousands

ACQUISITIONS

Properties	Location	Square Feet	Purchase Price[1]	Reinvested 1031 Proceeds	$ Value of OP Units/Stock[2]	Cash Cap Rate	Purchase Date	Anchor Tenants
Thames Street Wharf	Baltimore, MD	263,426	$101,000	$ -	$ -	7.1%	2Q19	Morgan Stanley, JHU Medical
Red Mill Commons & Marketplace at Hilltop	Virginia Beach, VA	488,865	105,000	-	63,755	7.7%	2Q19	T.J. Maxx, Homegoods, Total Wine, Walgreens
Wendover Village III	Greensboro, NC	5,286	2,783	2,424	-	9.2%	1Q19	Verizon
Lexington Square[3]	Lexington, SC	85,531	26,758	-	2,624	6.7%	3Q18	Lowes Foods
Parkway Centre	Moultrie, GA	61,200	11,200	-	1,624	6.4%	1Q18	Publix
Indian Lakes	Virginia Beach, VA	71,020	14,700	-	-	7.1%	1Q18	Harris Teeter, Wawa
Wendover Village Outparcel	Greensboro, NC	35,895	14,300	7,900	-	7.7%	3Q17	Panera, Rooms to Go Kids
Renaissance Square	Davidson, NC	80,468	17,085	-	-	7.1%	4Q16	Harris Teeter
Columbus Village II	Virginia Beach, VA	92,061	26,200	-	26,200	5.6%	4Q16	Regal, Bed Bath & Beyond
Southshore Shops	Midlothian, VA	40,333	9,160	-	2,475	7.8%	3Q16	Buffalo Wild Wings
Southgate Square	Colonial Heights, VA	220,131	38,585	-	17,485	7.3%	2Q16	PetSmart, Michael's, Burlington
Retail Portfolio (11 properties)	Mid-Atlantic	1,082,681	170,500	87,000	-	7.2%	1Q16	Harris Teeter, Bed Bath & Beyond
Providence Plaza	Charlotte, NC	103,118	26,200	14,000	-	7.3%	3Q15	Chipotle
Socastee Commons	Myrtle Beach, SC	57,573	8,600	3,600	-	7.3%	3Q15	BiLo
Columbus Village	Virginia Beach, VA	65,746	21,025	-	14,025	6.4%	3Q15	Barnes & Noble
Perry Hall Marketplace & Stone House Square	Maryland	182,949	39,555	15,200	4,155	7.4%	2Q15	Safeway & Weis Markets
Dimmock Square	Colonial Heights, VA	106,166	19,662	-	9,662	7.3%	3Q14	Old Navy, Best Buy, Pier 1
Total/Weighted Average		3,042,449	$652,313	$130,124	$142,005	7.2%		

DISPOSITIONS

Properties	Location	Square Feet/Units	Sale Price	Cash Proceeds	Gain on Sale	Cash Cap Rate	Disposition Date	Anchor Tenants
Indian Lakes Wawa	Virginia Beach, VA	6,047	$4,400	$4,400	$ -	5.4%	2Q18	Wawa
Commonwealth of VA Buildings	Virginia Beach & Chesapeake, VA	47,366	13,150	8,000	4,194	6.8%	3Q17	Commonwealth of VA
Greentree Wawa	Chesapeake, VA	5,088	4,600	4,400	3,396	5.0%	1Q17	Wawa
Oyster Point[4]	Newport News, VA	100,139	6,500	-	3,793	16.4%	3Q16	GSA
Non-Core Retail Portfolio	Various	174,758	12,850	12,600	(27)	7.1%	2Q16 - 3Q16	Kroger, Family Dollar
Richmond Tower	Richmond, VA	206,969	78,000	77,000	26,674	7.9%	1Q16	Williams Mullen
Oceaneering	Chesapeake, VA	154,000	30,000	10,000	4,987	6.7%	4Q15	Oceaneering International
Whetstone Apartments	Durham, NC	203 units	35,625	17,600	7,210	5.7%	2Q15	NA
Sentara Williamsburg	Williamsburg, VA	49,200	15,450	15,200	6,197	6.3%	1Q15	Sentara
Virginia Natural Gas	Virginia Beach, VA	31,000	8,900	7,400	2,211	6.3%	4Q14	Virginia Natural Gas
Total/Weighted Average		774,567 sf/ 203 units	$209,475	$156,600	$58,635	7.2%		

(1) Contractual purchase price.
(2) Value of OP Units/Stock at issuance.
(3) Units are issuable contingent on the achievement of certain further occupancy requirements.
(4) Anchor tenant vacated 12/31/16, which would represent a 2.5% Cash Cap Rate.

AHH
LISTED
NYSE

Thames Street Wharf

21

As of June 26, 2019

Investment Summary

- Class A, LEED Gold multi-tenant office asset located on the waterfront in Baltimore's Harbor Point submarket.
- Acquired by AHH on 6/26/2019 at a cost of $101 million funded by a combination of preferred equity and new debt.
- Built by AHH Construction in 2010 with AHH still a tenant renting ~7,500 square feet.
- Attractive rent roll with only 25% of leased space expiring before 2028, including space leased by AHH.
- Live / work / play environment with 24/7 amenities within walking distance, including retail and residential product.
- Continues Armada Hoffler's expansion into one of the best-performing submarkets in Baltimore.

Property Highlights

Morgan Stanley	7.4 YEARS	263,426 SQUARE FEET
LEAD TENANT	WALT	NET RBA
100%	LEED GOLD	2010
OCCUPANCY	GREEN	YEAR BUILT

1. **Acquisition accretive to FFO, NAV and portfolio quality**
2. **Consistent with long-term plan to build scale in Baltimore's Harbor Point submarket**
3. **Strong credit tenant base with weighted average remaining lease term of 7.4 years**

22 ExperiencedHarbor Point Owner and Investment Developer in Prime Baltimore Submarket Harbor Point Entitled Master Plan Highlights(1) Baltimore CBD 3M 1.6M 250K 500+ 1K square feet of square feet of square feet of hotel residential mixed-use space office space retail space rooms units Harbor East ◼ High-quality credit tenants have recently migrated to the Harbor Point area, including Exelon Corporation, Morgan Stanley and Johns Hopkins University ◼ AHH acts as investment partner, co-developer and general contractor for Harbor 3 Point lead developer Beatty Development Group ◼ AHH’s long-term goal is the development and ownership of a transformative, vibrant urban core similar to the Town Center of Virginia Beach 2 AHH’s Harbor Point Timeline Harbor Point 4 2010: AHH completes construction of Thames Street Wharf 1 2016: AHH completes construction of the Exelon Building, a 21-story, 900,000 square foot mixed-use development 2018: AHH commences development of Wills Wharf 1. Thames Street 2019: AHH acquires 79% of 1405 Point and Thames 2. 1405 Point Street Wharf 2020: AHH expects to complete development of Wills 3. Exelon Wharf and acquire remaining 21% of 1405 Point 4. Wills Wharf (1) Source: Beatty Development, “Harbor Point.” http://beattydevelopment.com/harbor-point/

Construction Business Summary 23 $ in thousands Total Contract Work in Place as Estimated Date Highlighted Projects Location Value of 6/30/2019 Backlog of Completion Interlock Commercial Atlanta, GA $87,441 $20,167 $67,274 3Q 2020 Solis Apartments at Interlock Atlanta, GA 63,166 919 62,247 1Q 2021 Boulders Lakeside Apartments Chesterfield, VA 35,150 468 34,682 1Q 2021 Sub Total 185,757 21,554 164,203 All Other Projects 368,689 354,260 14,429 Total $554,446 375,814 $178,632 Gross Profit Summary Trailing 12 Q2 2019 Months(1) (Unaudited) Revenue $21,444 $74,551 Expense (20,123) (67,536) Gross Profit $1,321 $7,015 (1) Includes gain on non-operating real estate of $3.4M for the three months ended 12/31/18.

AHH LISTED NYSE

24

Same Store NOI by Segment

$ in thousands

(Reconciliation to GAAP located in appendix on pg. 37)

	Three months ended				Six months ended			
	6/30/2019	6/30/2018	$ Change	% Change	6/30/2019	6/30/2018	$ Change	% Change
	(Unaudited)				(Unaudited)			
Office[1]								
Revenue	$5,428	$5,287	$141	2.7%	$10,754	$10,387	$367	3.5%
Expenses[2]	1,863	1,839	24	1.3%	3,721	3,698	23	0.6%
Net Operating Income	3,565	3,448	117	3.4%	7,033	6,689	344	5.1%
Retail[1]								
Revenue	15,146	14,627	519	3.5%	28,820	28,247	573	2.0%
Expenses[2]	3,368	3,278	90	2.7%	6,590	6,411	179	2.8%
Net Operating Income	11,778	11,349	429	3.8%	22,230	21,836	394	1.8%
Multifamily[1]								
Revenue	5,376	4,843	533	11.0%	10,825	9,878	947	9.6%
Expenses[2]	2,044	2,086	(42)	-2.0%	4,129	4,037	92	2.3%
Net Operating Income	3,332	2,757	575	20.9%	6,696	5,841	855	14.6%
Same Store Net Operating Income (NOI)	$18,675	$17,554	$1,121	6.4%	$35,959	$34,366	$1,593	4.6%
GAAP Adjustments	(607)	(512)	(95)		(1,137)	(1,009)	(128)	
Same store portfolio NOI, cash basis	$18,068	$17,042	$1,026	6.0%	$34,822	$33,357	$1,465	4.4%
NOI, Cash Basis:								
Office	$3,192	$3,153	$39	1.2%	$6,328	$6,084	$244	4.0%
Retail	11,642	11,202	440	3.9%	21,996	21,567	429	2.0%
Multifamily	3,234	2,687	547	20.4%	6,498	5,706	792	13.9%
	$18,068	$17,042	$1,026	6.0%	$34,822	$33,357	$1,465	4.4%
NOI:								
Office	3,565	$3,448	$117	3.4%	$7,033	$6,689	$344	5.1%
Retail	11,778	11,349	429	3.8%	22,230	21,836	394	1.8%
Multifamily	3,332	2,757	575	20.9%	6,696	5,841	855	14.6%
	$18,675	$17,554	$1,121	6.4%	$35,959	$34,366	$1,593	4.6%

(1) See page 34 for Same Store vs. Non – Same Store Properties.
(2) Excludes expenses associated with the Company's in house asset management division of $700K and $499K for the 3 months ended 6/30/2019 & 6/30/2018 and $1.2M and $1.0M for the 6 months ended 6/30/2019 & 6/30/2018.

AHH LISTED NYSE

Top 10 Tenants by ABR[1]

25

$ in thousands
As of June 30, 2019

Office Portfolio

Tenant	Number of Leases	Lease Expiration	Annualized Base Rent	% of Office Portfolio Annualized Base Rent	% of Total Portfolio Annualized Base Rent
Morgan Stanley	2	2023 ; 2027	$ 5,761	16.8%	4.2%
Clark Nexsen	1	2029	2,588	7.6%	1.9%
WeWork	1	2034	2,204	6.4%	1.6%
Duke University	1	2029	1,540	4.5%	1.1%
Huntington Ingalls	1	2029	1,513	4.4%	1.1%
Mythics	1	2030	1,187	3.5%	0.9%
Johns Hopkins Medicine	1	2023	1,118	3.3%	0.8%
Hampton University	2	2019 ; 2024	1,085	3.2%	0.8%
Pender & Coward	1	2030	904	2.6%	0.7%
Kimley-Horn	1	2027	876	2.6%	0.6%
Top 10 Total			**$ 18,776**	**54.9%**	**13.7%**

Retail Portfolio

Tenant	Number of Leases	Lease Expiration	Annualized Base Rent	% of Retail Portfolio Annualized Base Rent	% of Total Portfolio Annualized Base Rent
Harris Teeter/Kroger	11	2020 - 2036	$ 6,188	9.1%	4.5%
Lowes Foods	2	2037 ; 2039	1,976	2.9%	1.4%
Regal Cinemas	2	2022 ; 2024	1,679	2.5%	1.2%
Bed, Bath, & Beyond	4	2022 - 2025	1,677	2.5%	1.2%
PetSmart	5	2020 - 2022	1,438	2.1%	1.0%
Food Lion	3	2022 - 2024	1,291	1.9%	0.9%
Petco	4	2020 - 2027	877	1.3%	0.6%
Dick's Sporting Goods[2]	1	2020	840	1.2%	0.6%
Weis Markets	1	2028	802	1.2%	0.6%
Ross Dress for Less	2	2022 ; 2025	762	1.1%	0.6%
Top 10 Total			**$ 17,530**	**25.8%**	**12.6%**

(1) Includes leases from the development properties that have been delivered, but not stabilized.
(2) Dick's Sporting Goods notified the Company it will not renew its lease beyond January 31, 2020.

Office Lease Summary 26 Renewal Lease Summary GAAP Cash Number of Weighted Leases Net Rentable SF Leases Net Rentable Contractual Prior Rent Releasing Contractual Prior Rent Releasing Average Lease TI & LC Quarter Signed Signed Expiring SF Expiring Rent per SF per SF Spread Rent per SF per SF Spread Term (yrs) TI & LC per SF Q2 2019 1 30,009 1 5,253 $20.37 $21.71 -6.1% $19.00 $23.77 -20.1% 5.00 $114,589 $3.82 Q1 2019 1 11,995 3 15,865 24.92 21.30 17.0% 23.76 23.18 2.5% 5.00 164,879 13.75 Q4 2018 3 5,490 2 1,915 26.13 24.97 4.6% 26.50 26.27 0.9% 3.86 165,800 30.20 Q3 2018 - - 1 9,337 - - 0.0% - - 0.0% - - - New Lease Summary(1) Number of Cash Weighted Leases Net Rentable SF Contractual Average TI & LC Quarter Signed Signed Rent per SF Lease Term TI & LC per SF Q2 2019 4 22,712 $27.11 8.60 $ 1,122,865 $49.44 Q1 2019 4 15,889 25.07 4.88 498,213 31.36 Q4 2018 1 1,242 24.00 5.21 13,585 10.94 Q3 2018 1 1,806 26.00 5.00 14,958 8.28 (1) Excludes leases from properties in development.

AHH LISTED NYSE

Office Lease Expirations

As of June 30, 2019

27

Year	Number of Leases Expiring	Square Footage of Leases Expiring[(1)]	% Portfolio Net Rentable Square Feet	Annualized Base Rent[(1)]	% of Portfolio Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Available	-	65,520	5.0%	$ -	-	$ -
M-T-M	3	1,120	0.1%	43,840	0.1%	39.14
2019	7	35,383	2.7%	1,072,211	3.1%	30.30
2020	10	29,014	2.2%	863,889	2.5%	29.77
2021	11	60,456	4.6%	1,695,099	4.9%	28.04
2022	10	75,547	5.8%	2,140,463	6.2%	28.33
2023	13	115,580	8.8%	3,106,377	9.1%	26.88
2024	8	128,822	9.8%	3,242,602	9.5%	25.17
2025	7	70,062	5.3%	1,961,020	5.7%	27.99
2026	7	34,500	2.6%	877,469	2.6%	25.43
2027	4	244,864	18.7%	6,903,527	20.1%	28.19
2028	6	63,319	4.8%	1,737,011	5.1%	27.43
2029	8	244,498	18.6%	6,136,308	17.9%	25.10
Thereafter	5	143,214	11.0%	4,494,928	13.2%	31.39
Total / Weighted Average	**99**	**1,311,899**	**100.0%**	**$ 34,274,744**	**100.0%**	**$ 27.50**


300,000
250,000
200,000
150,000
100,000
50,000
-
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter
Leased Square Feet
% ABR of Office Portfolio

Square Feet Under Lease	% of Portfolio ABR
2,500 or less	3%
2,501-10,000	13%
10,001-20,000	17%
20,001-40,000	21%
40,001-100,000	30%
Greater than 100,000	16%
Office Portfolio Total	**100%**

(1) Includes leases from the development properties that have been delivered, but not stabilized.

Retail Lease Summary 28 Renewal Lease Summary GAAP Cash Number of Net Weighted Leases Rentable SF Net Rentable SF Contractual Prior Rent per Releasing Contractual Prior Rent Releasing Average Lease TI & LC Quarter Signed Signed Leases Expiring Expiring Rent per SF SF Spread Rent per SF per SF Spread Term (yrs) TI & LC per SF Q2 2019 19 193,546 12 36,364 $13.37 $12.64 5.7% $13.37 $12.84 4.1% 4.87 $137,547 $0.71 Q1 2019 24 128,088 11 30,729 16.08 15.25 5.5% 15.96 15.43 3.4% 5.36 123,414 0.96 Q4 2018 23 169,261 13 67,429 15.91 15.14 5.0% 15.78 15.36 2.8% 3.98 175,816 1.04 Q3 2018 10 28,101 11 19,775 29.36 27.23 7.8% 29.95 28.19 6.2% 5.23 115,732 4.12 New Lease Summary(1) Number of Net Weighted Leases Rentable SF Cash Contractual Rent Average Lease TI & LC Quarter Signed Signed per SF Term (yrs) TI & LC per SF Q2 2019 7 31,696 $27.36 9.41 $1,857,154 $58.59 Q1 2019 3 4,001 16.10 4.89 22,127 5.53 Q4 2018 7 60,363 15.09 10.83 2,710,665 44.91 Q3 2018 7 10,444 19.60 5.95 366,032 35.05 (1) Excludes leases from properties in development.

Retail Lease Expirations 29 As of June 30, 2019 Square Footage % Portfolio % of Portfolio Annualized Base Number of Leases of Leases Net Rentable Annualized Base Annualized Rent per Leased Year Expiring Expiring(1) Square Feet Rent(1) Base Rent Square Foot Available - 171,052 4.0% $ - - $ - M-T-M 3 5,300 0.1% 118,571 0.2% 22.37 2019 31 77,272 1.8% 1,740,061 2.6% 22.52 2020 82 538,736 12.6% 7,866,656 11.6% 14.60 2021 87 366,099 8.6% 6,943,765 10.2% 18.97 2022 90 522,320 12.2% 8,804,593 13.0% 16.86 2023 83 495,066 11.6% 8,002,807 11.8% 16.17 2024 76 509,318 11.9% 8,049,588 11.9% 15.80 2025 36 398,818 9.3% 4,938,651 7.3% 12.38 2026 27 190,053 4.4% 3,444,132 5.1% 18.12 2027 21 149,213 3.5% 3,206,834 4.7% 21.49 2028 30 274,971 6.4% 4,137,191 6.1% 15.05 2029 23 110,976 2.6% 2,245,204 3.3% 20.23 Thereafter 27 469,011 11.0% 8,320,212 12.2% 17.74 Total / Weighted Average 616 4,278,205 100.0% $ 67,818,266 100.0% $16.51 600,000 14.0% 500,000 12.0% Square Feet % of Portfolio 10.0% 400,000 Under Lease ABR 8.0% 2,500 or less 15% 300,000 2,501-10,000 33% 6.0% 200,000 10,001-20,000 15% 4.0% 20,001-40,000 14% 100,000 2.0% 40,001-100,000 22% - 0.0% Greater than 100,000 1% Retail Portfolio Total 100% Leased Square Feet % ABR of Retail Portfolio (1) Includes leases from properties in development.

30 Appendix Definitions & Reconciliations

Definitions 31 NET OPERATING INCOME: We calculate Net Operating Income (“NOI”) as property revenues (base rent, expense reimbursements and other revenue) less property expenses (rental expenses and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to such other REITs’ NOI. NOI is not a measure of operating income or cash flows from operating activities as measured by GAAP and is not indicative of cash available to fund cash needs. As a result, NOI should not be considered an alternative to cash flows as a measure of liquidity. We consider NOI to be an appropriate supplemental measure to net income because it assists both investors and management in understanding the core operations of our real estate business. To calculate NOI on a cash basis, we adjust NOI to exclude the net effects of straight-line rent and the amortization of lease incentives and above/below market rents. FUNDS FROM OPERATIONS: We calculate Funds From Operations (“FFO”) in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income (loss) (calculated in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a supplemental non-GAAP financial measure. Management uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates and operating costs. Other equity REITs may not calculate FFO in accordance with the Nareit definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. NORMALIZED FUNDS FROM OPERATIONS: We calculate Normalized Funds From Operations (“Normalized FFO") as FFO calculated in accordance with the standards established by Nareit, adjusted for acquisition, development and other pursuit costs, gains or losses from the early extinguishment of debt, impairment of intangible assets and liabilities, mark-to-market adjustments on interest rate derivatives, severance related costs, and other non-comparable items. Management believes that the computation of FFO in accordance to Nareit’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. Our calculation of Normalized FFO differs from Nareit's definition of FFO. Other equity REITs may not calculate Normalized FFO in the same manner as us, and, accordingly, our Normalized FFO may not be comparable to other REITs' Normalized FFO.

Definitions 32 ADJUSTED FUNDS FROM OPERATIONS: We calculate Adjusted Funds From Operations (“AFFO”) as Normalized FFO adjusted for the impact of non-cash stock compensation, tenant improvement, leasing commission and leasing incentive costs associated with second generation rental space, capital expenditures, non-cash interest expense, proceeds from the sale of a purchase option (in excess of amounts recognized in net income), straight-line rents, the amortization of leasing incentives and above (below) market rents and proceeds from government development grants. Management believes that AFFO provides useful supplemental information to investors regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. However, other REITs may use different methodologies for calculating AFFO or similarly entitled FFO measures and, accordingly, our AFFO may not always be comparable to AFFO or other similarly entitled FFO measures of other REITs. ADJUSTED EBITDA: We calculate Adjusted EBITDA as net income (loss) (calculated in accordance with GAAP), excluding interest expense, income taxes, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment of real estate assets, debt extinguishment losses, non-cash stock compensation and mark-to-market adjustments on interest rate derivates. Management believes Adjusted EBITDA is useful to investors in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results along with other non-comparable items. CORE EBITDA: We calculate Core EBITDA as EBITDA, excluding certain items, including, but not limited to, the impact of development pipeline projects that are still in lease-up. We generally consider a property to be in lease-up until the earlier of (i) the quarter after which the property reaches 80% occupancy or (ii) the thirteenth quarter after the property receives its certificate of occupancy. Management believes that Core EBITDA provides useful supplemental information to investors regarding our ongoing operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. However, other REITs may use different methodologies for calculating Core EBITDA or similarly entitled measures and, accordingly, our Core EBITDA may not always be comparable to Core EBITDA or other similarly entitled measures of other REITs. CORE DEBT: We calculate Core Debt as our total debt, excluding loans associated with our development pipeline, cash & cash equivalents, and restricted cash.

Definitions 33 SAME STORE PORTFOLIO: We define same store properties as those that we owned and operated and that were stabilized for the entirety of both periods compared. We generally consider a property to be stabilized upon the earlier of: (i) the quarter after the property reaches 80% occupancy or (ii) the thirteenth quarter after the property receives its certificate of occupancy. Additionally, any property that is fully or partially taken out of service for the purpose of redevelopment is no longer considered stabilized until the redevelopment activities are complete, the asset is placed back into service, and the stabilization criteria above are again met. A property may also be fully or partially taken out of service as a result of a disposition, depending on the significance of the portion of the property disposed. Finally, any property classified as Held for Sale is taken out of service for the purpose computing same store operating results. The following table shows the properties included in the same store and non-same store portfolio for the comparative periods presented.

AHH
LISTED
NYSE

Same Store vs. Non-Same Store Properties

34

	Three Months Ended 6/30/2019 to 2018		Six Months Ended 6/30/2019 to 2018	
	Same Store	Non-Same Store	Same Store	Non-Same Store
Retail Properties				
249 Central Park Retail	X		X	
Alexander Pointe	X		X	
Bermuda Crossroads	X		X	
Broad Creek Shopping Center		X		X
Broadmoor Plaza	X		X	
Brooks Crossing (Retail)		X		X
Columbus Village		X		X
Columbus Village II	X		X	
Commerce Street Retail	X		X	
Courthouse 7-Eleven	X		X	
Dick's at Town Center	X		X	
Dimmock Square	X		X	
Greentree Shopping Center	X		X	
Fountain Plaza Retail	X		X	
Gainsborough Square	X		X	
Hanbury Village	X		X	
Harper Hill Commons	X		X	
Harrisonburg Regal	X		X	
Indian Lakes Crossing	X			X
Lexington Square		X		X
Lightfoot Marketplace		X		X
Market at Mill Creek		X		X
Marketplace at Hilltop		X		X
North Hampton Market	X		X	
North Point Center	X		X	
Oakland Marketplace	X		X	
Parkway Centre	X			X
Parkway Marketplace	X		X	
Patterson Place	X		X	
Perry Hall Marketplace	X		X	
Premier Retail		X		X
Providence Plaza	X		X	

	Three Months Ended 6/30/2019 to 2018		Six Months Ended 6/30/2019 to 2018	
	Same Store	Non-Same Store	Same Store	Non-Same Store
Retail Properties (Continued)				
Red Mill Commons		X		X
Renaissance Square	X		X	
Sandbridge Commons	X		X	
Socastee Commons	X		X	
South Retail	X		X	
South Square	X		X	
Southgate Square	X		X	
Southshore Shops	X		X	
Stone House Square	X		X	
Studio 56 Retail	X		X	
Tyre Neck Harris Teeter	X		X	
Wendover Village	X		X	
Wendover Village II	X		X	
Wendover Village III		X		X
Office Properties				
4525 Main Street	X		X	
Armada Hoffler Tower	X		X	
Brooks Crossing (Office)		X		X
One City Center		X		X
One Columbus	X		X	
Thames Street Wharf		X		X
Two Columbus	X		X	
Multifamily Properties				
1405 Point		X		X
Encore Apartments	X		X	
Greenside Apartments		X		X
Johns Hopkins Village	X		X	
Liberty Apartments	X		X	
Premier Apartments		X		X
Smith's Landing	X		X	
The Cosmopolitan		X		X

35 Reconciliation to Property Portfolio NOI $ in thousands Three months ended 6/30 Six months ended 6/30 2019 2018 2019 2018 Office Same Store(1) Rental revenues $5,428 $5,287 $10,754 $10,387 Property expenses 1,863 1,839 3,721 3,698 NOI 3,565 3,448 7,033 6,689 Non-Same Store NOI(2) 1,311 (98) 1,387 (189) Segment NOI $4,876 $3,350 $8,420 $6,500 Retail Same Store(1) Rental revenues $15,146 $14,627 $28,820 $28,247 Property expenses 3,368 3,278 6,590 6,411 NOI 11,778 11,349 22,230 21,836 Non-Same Store NOI(2) 2,671 1,046 5,065 2,931 Segment NOI $14,449 $12,395 $27,295 $24,767 Multifamily Same Store(1) Rental revenues $5,376 $4,843 $10,825 $9,878 Property expenses 2,044 2,086 4,129 4,037 NOI 3,332 2,757 6,696 5,841 Non-Same Store NOI(2) 2,243 839 3,545 1,694 Segment NOI $5,575 $3,596 $10,241 $7,535 Total Property Portfolio NOI $24,900 $19,341 $45,956 $38,802 (1) See page 34 for the Same Store vs. Non-Same Store properties (2) Includes expenses associated with the company’s in house asset management division.

36 Reconciliation to Property Portfolio NOI $ in thousands Three months ended 6/30/2019 Diversified Portfolio Office Retail Multifamily Total NOI - Cash Basis $591 $11,543 $3,172 $15,306 GAAP Adjustments 411 406 136 953 NOI $1,002 $11,949 $3,308 $16,259 Town Center of Virginia Beach NOI - Cash Basis $3,332 $2,195 $1,976 $7,503 GAAP Adjustments 373 (46) (8) 319 Elimination of intercompany rent (245) (104) - (349) NOI $3,460 $2,045 $1,968 $7,473 NOI Diversified Portfolio $1,002 $11,949 $3,308 $16,259 Town Center of Virginia Beach 3,460 2,045 1,968 7,473 Unstabilized Properties 414 455 299 1,168 Total Property Portfolio NOI $4,876 $14,449 $5,575 $24,900

AHH LISTED NYSE

Reconciliation to GAAP Net Income

37

$ in thousands

Three months ended 6/30/2019

		Office		Retail		Multifamily		Total Rental Properties		General Contracting & Real Estate Services		Total
Segment revenues	$	7,382	$	19,235	$	9,761	$	36,378	$	21,444	$	57,822
Segment expenses		2,506		4,786		4,186		11,478		20,123		31,601
Net operating income	$	4,876	$	14,449	$	5,575	$	24,900	$	1,321	$	26,221
Depreciation and amortization												(13,478)
General and administrative expenses												(2,951)
Acquisition, development and other pursuit costs												(57)
Interest income												5,593
Interest expense												(7,603)
Change in fair value of interest rate derivatives												(1,933)
Other income (loss) benefit												4
Income tax benefit (provision)												30
Net income											$	5,826
Net loss attributable to noncontrolling interest in investment entities												320
Preferred stock dividends												(154)
Net income attributable to AHH and OP Unitholders											$	5,992

Six months ended 6/30/2019

		Office		Retail		Multifamily		Total Rental Properties		General Contracting & Real Estate Services		Total
Segment revenues	$	12,938	$	36,492	$	17,857	$	67,287	$	38,480	$	105,767
Segment expenses		4,518		9,197		7,616		21,331		36,409		57,740
Net operating income	$	8,420	$	27,295	$	10,241	$	45,956	$	2,071	$	48,027
Depreciation and amortization												(23,382)
General and administrative expenses												(6,352)
Acquisition, development and other pursuit costs												(457)
Interest income												10,912
Interest expense												(13,489)
Equity in income of unconsolidated real estate entities												273
Change in fair value of interest rate derivatives												(3,396)
Other income												64
Income tax benefit (provision)												140
Net income											$	12,340
Net loss attributable to noncontrolling interest in investment entities												320
Preferred stock dividends												(154)
Net income attributable to AHH and OP Unitholders											$	12,506